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                                                                      EXHIBIT 12

                         BAY VIEW CAPITAL CORPORATION
           COMPUTATION OF RATIOS OF EARNINGS (LOSS) TO FIXED CHARGES

                                                                                            Year Ended
                                                                                    12/31/2000      12/31/1999
                                                                                    ----------      ----------
Earnings:
                  Earnings (loss) before income tax expense (benefit)                 (382,007)         54,017
                  Add:
                  Interest on advances and other borrowings                            127,139         117,680
                  Interest component of rental expense                                   2,497           2,111
                                                                                    ---------------------------
                  Earnings (loss) before fixed charges excluding
                   interest on customer deposits                                      (252,371)        173,808
                  Interest on customer deposits                                        176,602         142,427
                                                                                    ---------------------------
                  Earnings (loss) before fixed charges                                 (75,769)        316,235
                                                                                    ===========================

Fixed Charges:
                  Interest on advances and other borrowings                            127,139         117,680
                  Interest component of rental expense                                   2,497           2,111
                                                                                    ---------------------------
                  Fixed charges excluding interest on
                   customer deposits                                                   129,636         119,791
                  Interest on customer deposits                                        176,602         142,427
                                                                                    ---------------------------
                  Total fixed charges                                                  306,238         262,218
                                                                                    ===========================

Ratio of earnings (loss) to fixed charges including interest
  on customer deposits                                                                   (0.25)           1.21

Ratio of earnings (loss) to fixed charges excluding interest
  on customer deposits                                                                   (1.95)           1.45
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